UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

DIGITAL LOCATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54817	20-5451302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3700 State Street, Suite 350 Santa Barbara, CA	93105
(Address of Principal Executive Offices)	(Zip Code)

(805) 456-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.  Unregistered Sales of Equity Securities

During the period from April 16, 2020 through July 2, 2020, Digital Locations, Inc. (the “Company”) issued a total of 46,936,290 shares of its common stock to three lenders in consideration for multiple conversions of convertible notes payable.  The lenders converted a total of $98,419 debt principal, $7,408 accrued interest payable and $2,500 in conversion fees.  The issuances of the common shares were exempt from registration pursuant to Section 4(a)(2) and 506(b) of Regulation D promulgated under the Securities Act.

The common shares were issued to the following lenders:

Lender	Number of Shares	Principal	Accrued Interest	Conversion Fees	Total

Redstart Holdings Corp.:
Convertible note dated 5/24/19	5,572,078	$15,000	$1,650	$-	$16,650
Convertible note dated 6/27/19	16,207,380	33,000	1,650	-	34,650
Convertible note dated 8/13/19	9,142,858	19,200	-	-	19,200

Crown Bridge Partners LLC:
Convertible note dated 1/25/19	12,855,132	$22,378	$3,800	$2,000	$28,178
Convertible note dated 5/23/19	5,000,000	8,125	-	500	8,625

Bountiful Capital LLC:
Convertible note dated 3/14/16	682,652	$716	$308	$-	$1,024

As a result of the conversions detailed above, the Restart Holdings Corp. convertible notes payable dated May 24, 2019 and June 27, 2019, and the Crown Bridge Partners LLC convertible note dated January 25, 2019 were extinguished in full.

The terms of the above convertible promissory notes are disclosed in Note 5 to the Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on April 14, 2020 and are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGITAL LOCATIONS, INC.

Date: July 6, 2020	By:	/s/ William E. Beifuss, Jr.
	Name:	William E. Beifuss, Jr.
	Title:	President and Chief Executive Officer

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